UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 14, 2019

ZILLOW GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)
(206) 470-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZG	The Nasdaq Global Select Market
Class C Capital Stock, par value $0.0001 per share	Z	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 18, 2019, Zillow Group, Inc. (the “Company” or “Zillow Group”) announced that Greg M. Schwartz informed the Company of his intention to resign as President of Media and Marketplaces, effective as of November 15, 2019.
In connection with Mr. Schwartz’s resignation from the Company, Zillow Group entered into an Executive Departure Agreement and Release (the “Agreement”) with Mr. Schwartz. Pursuant to the Agreement and in order to provide transition services, Mr. Schwartz will remain a full-time employee at his current level of compensation and benefits until December 31, 2019 (the “Departure Date”). In addition, the Agreement provides that Mr. Schwartz will be eligible to receive the following payments and benefits on or after the Departure Date: (i) severance payments from January 1, 2020 through June 30, 2020, to be made on the last regular payroll date of each month, in the pro rata amount of his current annual salary of five-hundred and forty thousand dollars ($540,000); (ii) a lump sum payment of four-hundred thousand dollars ($400,000), which represents a performance bonus that Mr. Schwartz may have otherwise been eligible to receive for the second half of 2019 performance period; (iii) a lump sum payment of eleven thousand nine-hundred and fifty-six dollars and thirty-two cents ($11,956.32), which represents six months of COBRA continuation coverage; and (iv) each of Mr. Schwartz’s outstanding stock options vested as of the Departure Date (each a “Vested Option”) shall remain exercisable until the earlier of (a) thirty-nine (39) months from the Departure Date or (b) the latest day upon which the Vested Option would have expired by its original terms under any circumstances. Options and restricted stock units not vested as of the Departure Date will terminate.
The Agreement provides for customary general releases and waivers of claims by Mr. Schwartz against Zillow Group. Mr. Schwartz remains subject to his obligations under his confidential information, inventions, nonsolicitation and noncompetition agreement with Zillow Group.
The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1*	Executive Departure Agreement and Release, dated November 15, 2019, between Zillow Group, Inc. and Greg Schwartz.
99.1	Press release dated November 18, 2019 entitled “Zillow Announces Key Leadership Changes” issued by Zillow Group, Inc. on November 18, 2019.

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2019	ZILLOW GROUP, INC.

	By:	/s/ JENNIFER ROCK
	Name:	Jennifer Rock
	Title:	Chief Accounting Officer